Exhibit 99.1

NEWS RELEASE

COMPANY CONTACT:	MEDIA CONTACT:
Doug Baker Chief Financial Officer	Patti D. Hill
SI Diamond Technology, Inc.	BlabberMouth Public Relations
(248) 391 – 0612	(512) 528 – 0201
dbaker@ameritech.net	patti@blabbermouthPR.com

For Immediate Release

SI DIAMOND TECHNOLOGY ANNOUNCES NEW TRADING SYMBOL

AUSTIN, Texas, June 30, 2003, – SI Diamond Technology, Inc. (OTC BB: SIDT) today announced that its new trading symbol, effective with the start of trading on Tuesday, July 1, 2003, will be NNPP. This symbol was assigned by NASDAQ, who operates the OTC Bulletin Board.

The Company previously announced that at its June 10, 2003 annual shareholder meeting, its shareholders approved the change of the Company’s name to Nano-Proprietary, Inc. effective July 1, 2003.

Shareholders that hold shares in certificate form do not need to take any action. Existing certificates with the name SI Diamond Technology, Inc. on them will still represent ownership in Nano-Proprietary, Inc.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties concerning SI Diamond’s business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in SI Diamond’s annual report on Form 10-KSB for the year ended December 31, 2002, and in reports subsequently filed by SI Diamond with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from SI Diamond’s web site at www.sidiamond.com. SI Diamond hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

SI Diamond Technology, Inc. is a holding company consisting of two wholly owned operating subsidiaries. Applied Nanotech, Inc. is a premier research and development organization dedicated to developing applications for nanotechnologywith an extremely strong position in the field of electron emission applications from carbon film/nanotubes. Electronic Billboard Technology, Inc. (EBT) is geared toward licensing its technology related to electronic digitized sign technology. SI Diamond Technology’s website is www.sidiamond.com.